UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015

United Development Funding IV

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36472	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas

76051

(Address of principal executive offices)

(Zip Code)

(214) 370-8960

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On November 19, 2015, Whitley Penn LLP (“Whitley Penn”) informed United Development Funding IV (the “Company”) that it has declined to stand for reappointment as the Company’s independent registered public accounting firm. Whitley Penn’s declination was accepted by the Company’s audit committee.

Whitley Penn’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2014 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period from January 1, 2015 through September 30, 2015, (i) there were no disagreements between the Company and Whitley Penn on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Whitley Penn, would have caused Whitley Penn to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Whitley Penn with a copy of the foregoing statements and has requested and received from Whitley Penn a copy of the letter addressed to the Securities and Exchange Commission stating that Whitley Penn agrees with the above statements. A copy of the letter from Whitley Penn is attached as Exhibit 16.1 to this Form 8-K.

The Company is presently in discussions to replace Whitley Penn as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The Company will file a Current Report on Form 8-K when the retention of a replacement independent registered public accounting firm has been completed.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter from Whitley Penn LLP to the Securities and Exchange Commission dated November 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: November 24, 2015	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Whitley Penn LLP to the Securities and Exchange Commission dated November 24, 2015.